PAGE

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




             Date of Report:  December 21, 1995
     Date of earliest event reported:  December 20, 1995




                           SCEcorp
   (Exact name of registrant as specified in its charter)





     CALIFORNIA                1-9936          95-4137452
(State or other jurisdiction of(Commission (I.R.S. employer incorporation or organization) file number) identification no.)




                  2244 Walnut Grove Avenue
                       (P.O. Box 800)
                 Rosemead, California  91770
(Address of principal executive offices, including zip code)




                        818-302-2222
    (Registrant's telephone number, including area code)


PAGE

Item 5.  Other Events

      On December 20, 1995, the California Public Utilities Commission (CPUC) issued its decision on the restructuring of California's electric utility industry. The CPUC voted 3-2 in favor of a plan to deregulate the power-generation part of the industry starting in January 1998 through the creation of a wholesale pool known as a power exchange. The CPUC and Southern California Edison press releases describing the decision are attached hereto as Exhibits 20.1 and 20.2, respectively.

      Also on December 20, 1995, the CPUC put off until January 10, 1996 a decision on Southern California Edison
Company's general rate case, including recovery of Edison's investment in the San Onofre Nuclear Generating Station.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

Exhibit
Number                   Description
-------                  -----------

20.1        News Release -- CPUC Proposes New Electric
            Industry Market Structure in California to
            Proovide Competition and Consumer Choice

20.2        New Release -- Edison Reacts to CPUC's Decision


                         SIGNATURES


      Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SCEcorp



                                  KENNETH S. STEWART
                            ----------------------------------
                                  KENNETH S. STEWART
                               ASSISTANT GENERAL COUNSEL
                                AND CORPORATE SECRETARY
December 21, 1995